Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Speedemissions, Inc.

Tyrone, Georgia

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 1 Registration Statement on Form SB-2 and related prospectus of Speedemissions, Inc. for the registration of up to 40,652,438 shares of its common stock, and to the inclusion therein of our report dated June 22, 2005 and June 30, 2005 accompanying the financial statements of Mr. Sticker, Inc. as of March 31, 2005 and 2004 included in the Form SB-2 to be filed on or about December 19, 2007.

/s/ Tauber & Balser P.C.

Atlanta, Georgia

December 19, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Speedemissions, Inc.

Tyrone, Georgia

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 1 Registration Statement on Form SB-2 and related prospectus of Speedemissions, Inc. for the registration of up to 40,652,438 shares of its common stock, and to the inclusion therein of our report dated March 27, 2007 to the consolidated financial statements of Speedemissions, Inc. for the year ended December 31, 2006.

/s/ Tauber & Balser P.C.

Atlanta, Georgia

December 19, 2007